Exhibit A
Rule 24 Reporting Requirement No. 1

Letters of Credit
Issued or Amended from January 1, 2005 to March 31, 2005

----------------- ----------------- -------------- --------- --------- ---------
Name of Issuer    Name of Account   Face Amount    Date of   Interest  Maturity/
                  Party for Letter  of letter of   Issuance  Rate      Expiry
                  of Credit         credit issued            (LC Fee)  Date

----------------- ----------------- -------------- --------- --------- ---------
US Bank National  Portland General   $   717,475   Amended   1.35%     3/1/06
Association       Electric Company                 3/4/05
----------------- ----------------- -------------- --------- --------- ---------
US Bank National  Portland General   $ 2,000,000   3/4/05    1.35%     2/28/06
Association       Electric Company
----------------- ----------------- -------------- --------- --------- ---------
US Bank National  Portland General   $10,000,000   2/25/05   1.35%     2/27/06
Association       Electric Company
----------------- ----------------- -------------- --------- --------- ---------
US Bank National  Portland General   $ 3,780,140   1/10/05   1.35%     1/7/06
Association       Electric Company
----------------- ----------------- -------------- --------- --------- ---------
US Bank National  Portland General   $ 5,376,019   1/7/05    1.35%     1/7/06
Association       Electric Company
----------------- ----------------- -------------- --------- --------- ---------